UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

CONYERS PARK III ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-40719	83-1451191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

999 Vanderbilt Beach Road, Suite 601 Naples, FL	34108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 429-2211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	CPAAU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	CPAA	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CPAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 9, 2023, James M. Kilts stepped down from his position as Co-Chief Executive Officer of Conyers Park III Acquisition Corp. (the “Company”). Mr. Kilts resigned to adhere to certain evolving corporate governance guidelines related to over-boarding. The Company’s board of directors (the “Board”) determined that Mr. Kilts will serve in a special advisory role to the Board moving forward, working closely with the Company’s management team in identifying and evaluating businesses for a potential business combination, as well as assisting management in presenting such opportunities to the Board for consideration. Mr. Kilts also will work closely with the Company’s management team to execute such a business combination and it is expected that he will have a meaningful role advising the combined company after completion of the business combination. The Board also determined that David J. West will now serve as the Company’s sole Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2023

CONYERS PARK III ACQUISITION CORP.

By:	/s/ Brian K. Ratzan
Name:	Brian K. Ratzan
Title:	Chief Financial Officer

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